EXHIBIT 99.1

Fidelity National Financial, Inc. Announces Closing of InterCept, Inc. Acquisition

     Jacksonville, Fla. — (November 8, 2004) — Fidelity National Financial, Inc. (NYSE:FNF), a Fortune 500 provider of products and outsourced services and solutions to financial institutions and the real estate industry, today announced the closing of its acquisition of InterCept, Inc. (“InterCept” - NASDAQ:ICPT). FNF paid $18.90 in cash for each share of InterCept common stock.

     InterCept provides both outsourced and in-house, fully integrated core banking solutions for approximately 425 community banks, including loan and deposit processing and general ledger and financial accounting operations. InterCept also operates significant item processing and check imaging operations, providing imaging for customer statements, clearing and settlement, reconciliation and automated exception processing in both outsourced and in-house relationships for approximately 720 customers.

     “We are excited to close the InterCept acquisition and look forward to working with the more than 1,100 new customers, as well as the potential revenue synergy opportunities this increased customer base affords FNF,” said FNF Chairman and Chief Executive Officer William P. Foley, II. “We remain committed to realizing at least $25 million in cost synergies through our integration efforts of InterCept into FNF.”

     Fidelity National Financial, Inc., number 262 on the Fortune 500, is a provider of products and outsourced services and solutions to financial institutions and the real estate industry. The Company had total revenue of more than $7.7 billion and earned more than $860 million in 2003, with cash flow from operations of nearly $1.3 billion for that same period. FNF is a leading provider of information-based technology solutions and processing services to financial institutions and the mortgage and financial services industries through its subsidiary

Fidelity Information Services, Inc. Fidelity Information Services’ software processes nearly 50 percent of all U. S. residential mortgages, it has processing and technology relationships with 45 of the top 50 U. S. banks as well as more than 3,200 community-based financial institutions and has clients in more than 50 countries who rely on its processing and outsourcing products and services. Additionally, Fidelity Information Services operates a strategic network of 53 image-enabled item processing centers, placing it among the nation’s leading providers of image-based check processing solutions.

     Fidelity National Financial is the nation’s largest title insurance company and also provides other real estate-related services such as escrow, flood and tax certifications with life of loan monitoring, merged credit reporting, property valuations and appraisals, default management, relocation services, flood, homeowners and home warranty insurance, exchange intermediary services, mortgage loan aggregation and fulfillment, multiple listing services software, mortgage loan origination software, collateral scoring analytics and real property data. More information about the FNF family of companies can be found at www.fnf.com and www.fidelityinfoservices.com.

     This press release contains statements related to future events and expectations and, as such, constitutes forward-looking statements. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be different from those expressed or implied above. The Company expressly disclaims any duty to update or revise forward-looking statements. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to, the effect of governmental regulations, the economy, competition and other risks detailed from time to time in the “Management’s Discussion and Analysis” section of the Company’s Form 10-K and other reports and filings with the Securities and Exchange Commission.

SOURCE: Fidelity National Financial, Inc.

CONTACT: Daniel Kennedy Murphy, Senior Vice President, Finance and Investor Relations,

904-854-8120, dkmurphy@fnf.com